Exhibit 99.1

Contacts: Parna Sarkar iRobot Corp. (781) 418-3135 psarkar@irobot.com	Elena Frigeri A&R Partners for iRobot Corp. (212) 905-6153 efrigeri@arpartners.com
iRobot Appoints Gen. Paul J. Kern to Board of Directors
Kern Served as Commanding General, U.S. Army Materiel Command
BURLINGTON, Mass., May 10, 2006 — iRobot Corp. (NASDAQ: IRBT) today announced that Gen. Paul J. Kern has been named to its board of directors. Kern spent more than 40 years in the U.S. Army and retired in 2004 as a Commanding General, Army Materiel Command (AMC).
Kern was instrumental in the army’s drive to digitize and transform its warfighting capabilities. He managed a staff of over 50,000 civilians and active military members, winning respect for his efforts to direct supply chain improvements, maintain field readiness and modernize weapons systems throughout the army while still controlling costs.
“Gen. Kern has been a standard bearer in the transformation of the U.S. military and set the course for a modern, digital and networked army,” said Helen Greiner, co-founder and chairman, iRobot. “His counsel will prove invaluable as we continue to design and develop robots for a wide range of applications and markets.”
Prior to his command at AMC, Kern served as the military deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. He was also the senior military advisor to the Army Acquisition Executive, and the Army Chief of Staff on all research, development, and acquisition programs and related issues.
“With iRobot’s impressive history and growth opportunity in robot technology, this is an exciting time for me to join the iRobot board,” Kern said. “iRobot robots have proven to be real life-saving tools in the hands of our troops, and this is only the beginning of what robots can do for the military in the future.”
Currently more than 300 iRobot PackBot® Tactical Mobile Robots are deployed worldwide and are extensively used to identify and dispose of Improvised Explosive Devices (IEDs). PackBot robots have performed tens of thousands of missions in Iraq and Afghanistan and are credited with saving scores of soldiers’ lives.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corporation’s expectations concerning product development and marketing plans, estimates of the size of the markets for its products, its business outlook and business momentum, market acceptance of its products and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; our dependence on the U.S. federal government and government contracts; our ability to expand our product offering beyond our current markets; market acceptance of our products; and our ability to manage our rapid growth; changes in government policies or spending priorities; competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.